UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Earliest Event Reported: August 4, 2005

Date of Report: August 10, 2005

Ferrellgas Partners, L.P.

Ferrellgas Partners Finance Corp.

Ferrellgas, L.P.

Ferrellgas Finance Corp.

(Exact name of registrants as specified in their charters)

Delaware Delaware Delaware Delaware	001-11331 333-06693 000-50182 000-50183	43-1698480 43-1742520 43-1698481 14-1866671
(States or other jurisdictions of incorporation or organization)	Commission file numbers	(I.R.S. Employer Identification Nos.)

7500 College Blvd., Suite 1000, Overland Park, KS 66210

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (913) 661-1500

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINICPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b) Departure of a Principal Officer

Ferrellgas Partners, L.P. announced that Ferrellgas, Inc., the general partner of Ferrellgas Partners and Ferrellgas, L.P., has appointed Jeffrey B. Ward as the principal operating officer of the Blue Rhino tank exchange operations based in Winston-Salem, North Carolina. Mr. Ward replaces Timothy E. Scronce, Senior Vice President, whose employment with the company terminated effective August 4, 2005. Mr. Ward currently serves on the company’s executive committee and will continue to serve in the role of Senior Vice President of Sales and Marketing for the company, in addition to his new responsibilities. Mr. Ward had previously served as Vice President, Sales and Marketing for the Blue Rhino operations and served in the same capacity for Blue Rhino Corporation from October 2003 to April 2004.

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FERRELLGAS PARTNERS, L.P. By: Ferrellgas, Inc., its general partner
Date: August 10, 2005	By: /s/ Kevin T. Kelly
Kevin T. Kelly Senior Vice President and Chief Financial Officer
FERRELLGAS PARTNERS FINANCE CORP.
Date: August 10, 2005	By: /s/ Kevin T. Kelly
Kevin T. Kelly Senior Vice President and Chief Financial Officer
FERRELLGAS, L.P. By: Ferrellgas, Inc., its general partner
Date: August 10, 2005	By: /s/ Kevin T. Kelly
Kevin T. Kelly Senior Vice President and Chief Financial Officer
FERRELLGAS FINANCE CORP.
Date: August 10, 2005	By: /s/ Kevin T. Kelly
Kevin T. Kelly Senior Vice President and Chief Financial Officer